SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 15, 2007, Salary.com, Inc. (“Salary.com”) entered into a Membership Interest Purchase Agreement with ICR Limited, L.C. (“ICR”), Joseph Duggan and Roger Sturtevant Jr., pursuant to which Salary.com acquired all of the outstanding membership interests of ICR, and a Share Purchase Agreement with John Cunnell and Valerie Cunnell, pursuant to which Salary.com acquired all of the outstanding share capital of ICR International Limited (the “Acquisition”). ICR is a leading provider of industry-specific market intelligence for employee pay and benefits for the global technology and specialty consumer goods markets. The total purchase price for the Acquisition was $10 million in cash, of which $1 million has been placed in escrow for 12 months. The escrow fund will be available to compensate Salary.com for any losses it may incur as a result of any breach of the representations or warranties of Messrs. Duggan, Sturtevant and Cunnell and Ms. Cunnell contained in the purchase agreements, and certain liabilities arising out of the ownership or operation of ICR and ICR International prior to the closing of the Acquisition. The purchase price for the acquisition was funded from Salary.com’s working capital.

The foregoing description of the Acquisition and the purchase agreements is qualified in its entirety by reference to the purchase agreements, copies of which are attached hereto as Exhibits 2.1 and 2.2 and incorporated herein by reference.

On May 15, 2007, Salary.com issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.02.	Results of Operation and Financial Condition.

On May 15, 2007, Salary.com issued a press release announcing its results of operations for the three and twelve months ended, and financial condition as of, March 31, 2007. The text of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K to be filed on or before July 31, 2007.

(b) Pro forma financial information. As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K to be filed on or before July 31, 2007.

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(d)	Exhibits

2.1	Membership Interest Purchase Agreement dated as of May 15, 2007 by and among Salary.com, Inc., ICR Limited, L.C., Joseph Duggan and Roger Sturtevant Jr.

2.2	Share Purchase Agreement dated as of May 15, 2007, by and among Salary.com, Inc., John Cunnell and Valerie Cunnell.

99.1	Press release issued May 15, 2007.

99.2	Press release issued May 15, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: May 15, 2007	By:	/s/ Kenneth S. Goldman
Kenneth S. Goldman
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement dated as of May 15, 2007 by and among Salary.com, Inc., ICR Limited, L.C., Joseph Duggan and Roger Sturtevant Jr.

2.2	Share Purchase Agreement dated as of May 15, 2007, by and among Salary.com, Inc., John Cunnell and Valerie Cunnell

99.1	Press release issued May 15, 2007.

99.2	Press release issued May 15, 2007.

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